Exhibit 99.2 Amendment No. 3, dated December 2, 2004, to the Amended and Restated Loan and Security Agreement, by and among the Company, Congress Financial Corporation, as Agent, and the other parties thereto.


                    AMENDMENT NO. 3 TO AMENDED AND RESTATED
                        LOAN AND SECURITY AGREEMENT

December 2, 2004


Congress Financial Corporation, as Agent
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

Congress Financial Corporation, a Delaware corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Agent") and the parties to the Loan Agreement as lenders (individually, each a "Lender" and, collectively, "Lenders") and The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation ("Pep Boys"), The Pep Boys Manny Moe & Jack of California, a California corporation ("PBY-California"), Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation ("PBY-Delaware"), and Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation ("PBY-Puerto Rico"; and together with Pep Boys, PBY-California and PBY-Delaware, each individually, a "Borrower" and collectively, "Borrowers" as hereinafter further defined), PBY Corporation, a Delaware corporation ("PBY") and Carrus Supply Corporation, a Delaware corporation ("Carrus" and, together with PBY, each individually, a "Guarantor" and collectively, "Guarantors" as hereinafter further defined) have entered into certain financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 1, 2003 by and among Agent, The CIT Group/Business Credit, Inc. and General Electric Capital Corporation as Co-Documentation Agents, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of October 24, 2003, and Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of October 15, 2004 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment No. 3 to Amended and Restated Loan and Security Agreement ("Amendment No. 3"), but excluding the Synthetic Lease Facility Agreements and Hedge Agreements (all of the foregoing together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

Borrowers and Guarantors have requested that Agent and Lenders consent to certain transactions and enter into certain amendments to the Financing Agreements in connection therewith. Agent and Lenders are willing to agree to the foregoing, subject to the terms and conditions contained herein.

In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Agent, each Lender, each Borrower and each Guarantor agree as follows:

        1.      Definitions.
                (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

                        (i) "2004 Senior Subordinated Note Indenture" shall mean the Indenture, by and between Pep Boys and Wachovia Bank, National Association, as Trustee, executed and delivered by the parties thereto on the 2004 Senior Subordinated Note Issuance Date, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, pursuant to which Pep Boys shall have issued promissory notes in the maximum aggregate principal amount equal to the 2004 Senior Subordinated Note Issuance Amount (such promissory notes being referred to as the "2004 Senior Subordinated Notes").

                        (ii) "2004 Senior Subordinated Note Issuance Amount" shall mean the aggregate principal amount of the notes of Pep Boys issued pursuant to the 2004 Senior Subordinated Note Indenture on the 2004 Senior Subordinated Note Issuance Date, provided, that, such amount shall not exceed $200,000,000.

                        (iii) "2004 Senior Subordinated Note Issuance Date" shall mean the date that Agent determines that all of the conditions precedent set forth in Schedule 9.9(i) have been satisfied.

                        (iv) "Amendment No. 3" shall mean Amendment No. 3 to Amended and Restated Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                        (v) "First Facility Reserve Reduction Date" shall mean the date that Agent determines that all of the conditions precedent set forth in Schedule 1.66(a) have been satisfied.


                        (vi) "Maintenance Reversion Date" shall mean the date that Excess Availability has been greater than $75,000,000 for thirty (30) consecutive days, provided, that, (a) no more than three (3) Maintenance Reversion Dates may occur during the term of this Agreement and (b) if an additional Minimum EBITDA Maintenance Event occurs, no further Maintenance Reversion Dates shall occur during the term of this Agreement.

                        (vii) "Minimum EBITDA Maintenance Event" shall mean the period commencing the end of any month during which Excess Availability is at anytime less than $50,000,000 and ending on a Maintenance Reversion Date; provided, that, (a) no more than three (3) Maintenance Reversion Dates may occur during the term of this Agreement, and (b) if an additional Minimum

EBITDA Maintenance Event occurs no further Maintenance Reversion Dates may occur during the term of this Agreement.

                        (viii) "Second Facility Reserve Reduction Date" shall mean the date that Agent determines that all of the conditions precedent set forth in Schedule 1.66(b) have been satisfied.

                        (ix) "Synthetic Lease Facility Agent" shall mean Wachovia Bank, National Association, as Agent for the Tranche A Lenders (as such term is defined in the Synthetic Lease Facility Agreements) under the Synthetic Lease Facility Agreements, together with any successors or assigns.

                (b) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

        2.      Amendments to Loan Agreement.
                (a) Applicable Margin. Section 1.8 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
                        "1.8  "Applicable Margin" shall mean, at any time, as
                to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if Quarterly Average Excess Availability for the immediately preceding fiscal quarter is in the amount indicated for such percentage is at the level indicated for such percentage:


                Quarterly Average      Applicable Prime      Applicable Eurodollar
                Excess Availability    Prime Rate Margin     Rate Margin
                -------------------    -----------------     ---------------------

                (i) $50,000,000
                     or more                 0%                       1 1/2%

                (ii) Greater than
                     $25,000,000
                     and less than
                     $50,000,000             0%                       1 3/4%

                (iii) Greater than
                      $10,000,000
                      and equal to
                      or less than
                      $25,000,000            1/4%                     2%

                (iv)  $10,000,000
                      or less                1/2%                     2 1/4%


                provided, that, the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about April 30, 2005) in accordance with the terms of Section 1.83 hereof and shall remain in effect until adjusted thereafter during the next fiscal quarter;"

                (b) Applicable Unused Line Fee Percentage. Section 1.9 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "1.9 "Applicable Unused Line Fee Percentage" shall mean, at any time, as to the calculation of the Unused Line Fee set forth in Section 3.2(a) hereof, the Applicable Unused Line Fee Percentage as set forth below if Quarterly Average Excess Availability for the immediately preceding fiscal quarter is in the amount indicated for such percentage:

                Quarterly Average             Applicable Unused
                Excess Availability           Line Fee Percentage
                -----------------------       ----------------------

                (i) $50,000,000 or more               1/4%

                (ii) Greater than
                $25,000,000 and less
                than $50,000,000                      1/4%

                (iii) Greater than
                $10,000,000 and equal to
                or less than $25,000,000              3/8%

                (iv) $10,000,000 or less              3/8%


                provided, that, the Applicable Unused Line Fee Percentage shall be calculated and established once each fiscal quarter and shall be effective as of each January, April, July, and October of each calendar year. As of the date of Amendment No. 3, the Applicable Unused Line Fee Percentage is 1/4%."

                (c) Borrowing Base. The reference in Section 1.13(a)(ii) to "$50,000,000" is hereby deleted and the sum of "$37,500,000" is hereby substituted therefor.

                (d) Facility Reserve. Section 1.66 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "1.66 "Facility Reserve" shall mean an amount equal to: (a) the lesser of (i) $99,000,000, provided, that, on the First Facility Reserve Reduction Date, such amount shall be reduced to the then aggregate outstanding principal amount of Tranche A Loans and (ii) the aggregate outstanding principal amount of Tranche A Loans (as such term is defined in the Synthetic Lease Facility Agreements) minus (b) the lesser of: (i) $10,000,000 and (ii) zero, unless Synthetic Lease Facility Agent has received an appraisal pursuant to Section 4.4 of the Amended and Restated Intercreditor and Lien Subordination Agreement, dated the date hereof, by and among Borrowers, Guarantors, Wachovia Development Corporation, Wachovia Bank, National Association, as Agent, under the Synthetic Lease Facility Agreements, and Agent, then, an amount equal to (A) fifty(50%) percent of the net forced liquidation value of the Properties (as such term is defined in the Synthetic Lease Facility Agreements), set forth in the most recent appraisal received by Synthetic Lease Facility Agent minus (B) the aggregate principal amount of Loans and Lessor Advances (as such terms are defined in the Synthetic Lease Facility Agreements) owing to any Lenders or Lessor, as the case may be (as such term is defined in the Synthetic Lease Facility Agreements) other than Tranche A Lenders (as such term is defined in the Synthetic Lease Facility Agreements); provided, that on the Second Facility Reserve Date the Facility Reserve shall be permanently reduced to zero (-0-)."

                (e) Exempted Debt Limit. Section 1.60 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "1.60 Exempted Debt Limit" shall mean, on any date of determination, a dollar amount equal to (a) the amount equal to 15% of Consolidated Net Tangible Assets of Pep Boys and its Subsidiaries, less (b) $25,000,000."

                (f) Interest Rate. Section 1.83 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "1.83 "Interest Rate" shall mean,
                        (a) Subject to clauses (b) and (c) of this definition below:

                                (i)  as to Prime Rate Loans, a rate equal to
                        the Prime Rate, and

                                (ii)  as to Eurodollar Rate Loans, a rate
                        equal to one and three-quarters (1 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower or by an Administrative Borrower on behalf of such Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower).

                        (b) Subject to clause (c) of this definition below, effective as of the first (1st) day of the second month of each fiscal quarter commencing with the fiscal quarter ending April 30, 2005 (i.e., June 1, 2005), the Interest Rate payable by Borrowers shall be increased or decreased, as the case may be, (A) as to Prime Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and (B) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate.

                        (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the then applicable percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Excess Availability) plus two (2%) percent per annum, at Agent's option or at the written direction of the Required Lenders, after five (5) Business Days' notice to any Borrower, (i) for the period (A) from and after the effective date of termination or non-renewal hereof (including any termination of the initial term or any renewal term) until Agent has received full and final payment of all outstanding and unpaid Obligations or as to contingent Obligations, cash collateral in the amount and on the terms required under Section 14.1 hereof (notwithstanding entry of a judgment against a Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent, and (ii) on Loans at any time outstanding in excess of the Borrowing Base (whether or not such excess(es), arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default)."

                (g) Maximum Credit. Section 1.92 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "1.92 "Maximum Credit" shall mean $357,500,000 plus the amount of any increase thereof effected pursuant to the terms of
                Section 2.5 hereof; provided, that, the Maximum Credit shall not exceed $400,000,000."

                (h) Reserves. Clause (B) of the definition of Reserves set forth in Section 1.133 of the Loan Agreement is hereby deleted and the following substituted therefor:

                "(B) at anytime that Excess Availability shall be less than $50,000,000, then Agent shall establish and maintain the Special Reserve."

                (i) Pep Boys Subordinated Indentures. Section 1.116 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "1.116 "Pep Boys Subordinated Indentures" shall mean, collectively, the following (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (i) the 1998 Subordinated Note Indenture, (ii) the 1997 Subordinated Note Indenture, (iii) the LYONS Indenture, (iv) upon and at all times after the 2004 Senior Subordinated Note Issuance Date, the 2004 Senior Subordinated Note Indenture, and (v) all agreements, documents and instruments executed and/or delivered in connection with any of the foregoing."

                (j) Special Reserve. Section 1.136 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "1.136 "Special Reserve" shall mean the amount equal to $15,000,000."

                (k) Loans. Section 2.1(c)(iii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "(iii) the aggregate principal amount of the Loans and the Letter of Credit Accommodations outstanding at any time plus the aggregate principal amount of Tranche A Loans (as such term is defined in the Synthetic Lease Facility Agreements) outstanding at any time shall not exceed the Maximum Credit (less the amount of the Facility Reserve);"

                (l) Increase of Maximum Credit. Section 2 of the Loan Agreement is hereby amended to include the following new Section 2.5:

                "2.5 Increase of Maximum Credit.  The Administrative
                Borrower may, at any time (but no more than twice during the term of this Agreement), deliver a request(s) to the Agent to provide additional Commitments in an aggregate amount of up to $42,500,000 (each a "Maximum Credit Increase"). The Borrowers shall have the right to offer the opportunity to participate in the Maximum Credit Increase to any Lender and any other Eligible Transferee, provided, that, (x) the minimum additional Commitment of each such Lender or Eligible Transferee participating in the Maximum Credit Increase shall equal or exceed $5,000,000, (y) no Lender or Eligible Transferee shall be obligated to participate in such Maximum Credit Increase, and (z) in the event Lenders and Eligible Transferees have committed in writing to participating in the Maximum Credit Increase in an aggregate amount in excess of the maximum amount requested by Administrative Borrower or permitted hereunder, the Agent shall then have the right to allocate such commitments, first to Lenders and then to Eligible Transferee(s), on whatever basis the Agent determines is appropriate. On the effective date for any Maximum Credit Increase, which shall be the first Business Day on which all of the conditions precedent set forth in clauses (i) through (vii) below shall have been satisfied (each a "Maximum Credit Increase Effective Date"), the Commitments shall be increased by the amount committed to by each Lender or Eligible Transferee on such Maximum Credit Increase Effective Date, subject to the satisfaction of the following conditions:

                        (i) the Administrative Borrower shall have given the Agent at least 30 days prior written notice of its intention to effect a Maximum Credit Increase and the desired amount of such Maximum Credit Increase;

                        (ii) the Agent shall have received from each Lender or Eligible Transferee that is part of the proposed Maximum Credit Increase an Assignment and Acceptance duly executed by such Lender or Eligible Transferee, provided, that, the aggregate Commitments (or, in the case of a Lender, increase in Commitments) set forth in such Assignment and Acceptance(s), shall equal, in the aggregate, the amount of such Maximum Credit Increase;

                        (iii) the conditions precedent to a making a Loan set forth in Section 4.2 hereof shall be satisfied as of the applicable Maximum Credit Increase Effective Date for such Maximum Credit Increase, both before and after giving effect to such Maximum Credit Increase;

                        (v) the effectiveness of such Maximum Credit Increase on such Maximum Credit Increase Effective Date shall not violate any applicable law and shall not be enjoined, temporarily, preliminarily or permanently;

                        (vi) there shall have been paid to each Lender and Eligible Transferee participating in such Maximum Credit Increase all fees (such fees to be mutually agreed to by the parties) and expenses due and payable to such Person on or before the Maximum Credit Increase Effective Date;

                        (vii) there shall have been paid to the Agent, for the account of the Agent, all fees and expenses (including reasonable fees and expenses of counsel) due and payable pursuant to any Loan Document on or before the Maximum

                Increase Effective Date; and

                        (viii) and if such Maximum Credit Increase shall occur
                prior to the Second Facility Reserve Reduction Date, Agent shall have received evidence that the Synthetic Lease Facility Agreements have been amended (to the extent necessary) to reflect that the such Lender's (or its Affiliate, as the case may be) pro rata share of outstanding Tranche A Loans is equal to its Pro Rata Share (after giving effect to the Maximum Credit Increase)."

                (m) Letter of Credit Accommodation Sublimit. The reference in Section 2.2(e) of the Loan Agreement to "$50,000,000" is hereby deleted and "$75,000,000" is substituted therefor.

                (n) Unused Line Fee. Section 3.2(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "(a) While this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, Borrowers shall pay to Agent for the account of Lenders, monthly, an unused line fee at a rate equal to the Applicable Unused Line Fee Percentage per annum calculated upon the amount by which the Maximum Credit (less the Facility Reserve) exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof); such unused line fee shall be payable on the first day of each month in arrears."


                (o) Inventory Appraisals. Section 7.3(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefore:

                "(d) upon Agent's request, Borrowers shall deliver, or cause to be delivered, to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely (i) at Borrowers' expense, no more than two (2) times in any twelve (12) month period (and no more than one (1) time in any twelve (12) month period in the event that Excess Availability is equal to or greater than $100,000,000 at all times during the most recently ended twelve (12) consecutive months), but at any time or times as Agent may request in excess of the number of appraisals set forth above at the expense of Agent and Lenders, or (ii) at Borrowers' expense at any time on or after an Event of Default;"

                (p)     Encumbrances.

                        (i) Section 9.8(a)(xi) of the Loan Agreement is hereby deleted and the following substituted therefor:

               "(xi)  liens and security interests on assets of Borrowers and
                Guarantors to secure Indebtedness of Borrowers and Guarantors permitted under Sections 9.9(k) and (l) hereof, provided, that, such assets do not constitute Collateral;

                        (ii) Section 9.8(a)(xiv) of the Loan Agreement is hereby deleted and the following substituted therefor:

               "(xiv) (A) prior to the Second Facility Reserve Reduction Date, liens and security interests on assets of Borrowers and Guarantors in connection with Synthetic Lease Facility Agreements, provided, that, liens on the Collateral shall only be permitted so long as Lenders (or their Affiliates, as provided in Section 14.7(a) hereof) are the sole holders of the Tranche A Notes (as such term is defined in the Synthetic Lease Facility Agreements); and (B) upon the occurrence of the Second Facility Reserve Reduction Date and at anytime thereafter liens and security interests on assets and property of Borrowers and Guarantors (other than Collateral) in connection with Synthetic Lease Facility Agreements pursuant to the guaranty permitted to be made pursuant to Section 9.9(v) hereof;"

                (q)     Indebtedness.

                      (i) Subsections 9.9(h)(i) through (vi) of the Loan Agreement are hereby deleted in their entirety and the following substituted therefor:

                "(i) the aggregate principal amount of such Indebtedness shall not exceed $393,215,000, less the aggregate amount of all repayments, repurchases or redemptions thereof from and after such date, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Pep Boys Senior Indentures in effect as of the date of Amendment No. 3;

                (ii)  Intentionally Deleted;

                (iii) as of the date of Amendment No. 3, the principal amount of such outstanding Indebtedness under the 1995 Senior Note Indenture is $100,000,000, provided, that, upon the 2004
                Senior Subordinated Note Issuance Date, such amount shall be permanently reduced (in part and at the option of Borrowers in whole) with the proceeds of the 2004 Senior Subordinated Notes,

                (iv) as of the date of Amendment No. 3, the principal amount of such outstanding Indebtedness under the 1997 Senior Note Indenture is $215,000;

                (v) as of the date of Amendment No. 3, the principal amount of such outstanding Indebtedness under the 1998 Senior Note Indenture is $143,000,000;

                (vi) as of the date of Amendment No. 3, the principal amount of such outstanding Indebtedness under the 2002 Senior Note Indenture is $150,000,000,"

                      (ii) Section 9.9(i) is deleted in its entirety and the following substituted therefor:

                "(i) Indebtedness of Pep Boys evidenced by or arising under the Pep Boys Subordinated Indentures, provided, that,

                          (i) all notes issued pursuant to such Pep Boys
                Subordinated Indentures (other than the 2004 Senior Subordinated Notes) as of the date of Amendment No. 3 have been indefeasibly paid in full,

                          (ii)  the aggregate principal amount of such
                Indebtedness shall not exceed the 2004 Senior Subordinated Note Issuance Amount, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Pep Boys Subordinated Indentures in effect on the 2004 Senior Subordinated Note Issuance Date,

                          (iii)  such Indebtedness is and shall remain
                unsecured;

                          (iv) such Indebtedness is and shall remain, in all respects, subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full of all of the Obligations,

                          (v) the Obligations shall at all times constitute "Senior Indebtedness" as such term is defined in each of the Pep Boys Subordinated Indentures and shall be entitled to all of the rights and benefits of Senior Indebtedness under the terms of such Pep Boys Subordinated Indentures,

                          (vi) Borrowers and Guarantors shall use the proceeds
                of all loans and other indebtedness pursuant to the 2004 Senior Subordinated Note Indenture only for the refinancing of Indebtedness permitted under Section 9.9(h) hereof and to repay outstanding Loans hereunder,

                          (vii) Pep Boys shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, that, Pep Boys may make regularly scheduled payments of interest, on an unaccelerated basis, in respect of such Indebtedness in accordance with the terms of the Pep Boys Subordinated Indentures as in effect on the 2004 Senior Subordinated Note Issuance Date and payments otherwise permitted pursuant to Section 9.9(i)(viii)(B),

                          (viii)  Borrowers shall not, directly or indirectly,
                (A) amend, modify, alter or change any of the material terms of such Indebtedness or any of the Pep Boys Subordinated Indentures as in effect on the 2004 Senior Subordinated Note Issuance Date, except, that, Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the Pep Boys Subordinated Indentures as in effect on the date hereof, or (B) make optional prepayments of principal or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except, that, Borrowers may make optional prepayments of principal or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, provided, that, as to any such payment each of the following conditions is satisfied as determined by Agent: (1) as of the date of such payment and after giving effect thereto, Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, and
                (2) as of the date of such payment and after giving effect thereto, the Excess Availability shall be not less than $25,000,000 and as of the date of such payment and after giving effect thereto, no Default or Event of Default shall exist or be continuing, and, except that Pep Boys may redeem or retire such Indebtedness with proceeds of Refinancing Indebtedness with respect thereto as permitted in this Section 9.9(l) hereof, and

                          (ix) Borrowers shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;"

                       (iii) Section 9.9(k) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "(k) Indebtedness of any Borrower or Guarantor for borrowed money (other than Indebtedness permitted under Sections 9.9(a) through (j) and (l) through (v) hereof), arising after August 1, 2003 owing to any person (other than to a Borrower, Guaranty or Subsidiary) in an aggregate amount not to exceed $250,000,000 at any time outstanding for all Borrowers and Guarantors; provided, that, as to each and all of such indebtedness: (i) Agent shall have received not less than ten
                (10) Business Days prior written notice of the intention to incur such indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the person to whom such indebtedness will be owed and the anticipated interest rate, schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) such indebtedness shall be incurred by such Borrower at commercially reasonable rates and terms in a bona fide arms' length transaction, (iv) if any of such indebtedness is to be secured by any assets of such Borrower, then (A) the security interests and liens on the assets of Borrower in favor of such person to secure such indebtedness shall not be on any of the Collateral, and (B) Borrowers and Guarantors shall use their best efforts to obtain a Collateral Access Agreement executed by such Person in favor of Agent,
                (v) such indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agent or any rights of Agent as determined in good faith by Agent and confirmed by Agent to Borrower in writing, (vi) as of the date of incurring such indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred,
                (vii) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness,
                (viii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the agreements with respect to such indebtedness, except, that, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel a portion of such indebtedness (other than pursuant to payments thereof), or to release any liens or security interests in any assets of Borrower which secure such indebtedness (if any), or to reduce the rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower or otherwise more favorable to Borrower (as determined in good faith by Agent), or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ix) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower on its behalf, concurrently with the sending thereof, as the case may be;"

                       (iv) Section 9.9(l) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                       "(l)  Indebtedness issued in exchange for, or the
                proceeds of which are used to extend, refinance, replace or substitute for, Indebtedness permitted under Section 9.9(b),
                Section 9.9(h), Section 9.9(i), Section 9.9(f), Section 9.9(j),
                Section 9.9(k), Section 9.9 (q) and Section 9.9(s) hereof
                (the "Refinancing Indebtedness"); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than ten
                (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the anticipated amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (ii) promptly upon Agent's request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,
                (iii) such Indebtedness incurred by any Borrower or Guarantor shall be at rates and with fees or other charges no higher or greater than the prevailing market rates of interest, charges and fees at the time of incurrence of such Refinancing Indebtedness, (iv) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (vi) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of and interest on the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith),
                (vii) the Refinancing Indebtedness shall be subject to the same restrictions set forth in this Agreement as the Indebtedness so refinanced, (viii) the Refinancing Indebtedness may be secured by assets other than Collateral, (ix) Borrowers shall use their best efforts to obtain a Collateral Access Agreement executed by such Person in favor of Agent, (x) the Refinancing Indebtedness shall not at any time include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers or Guarantors to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement, any of the other Financing Agreements, the Synthetic Lease Facility Agreements or otherwise in any way adversely affect the arrangements of Borrowers and Guarantors with Agent and Lenders and such Refinancing Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agent or any rights of Agent and Lenders as determined by Agent in good faith, (xi) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of the agreements with respect to such Indebtedness, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome as to Borrowers or Guarantors, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein or with the proceeds of any other Refinancing Indebtedness permitted hereunder, and (xii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor, concurrently with the sending thereof, as the case may be;"



                    (v) Section 9.9 of the Loan Agreement is hereby amended to add the following additional subsection (v) thereto:

                "(v) upon the occurrence of the Second Facility Reserve Reduction Date, any guarantee made by Borrowers and Guarantors of obligations owing under the Synthetic Lease Facility Agreements, provided, that, such Indebtedness is not secured by assets or properties of the Borrowers and Guarantors other than as permitted in Section 9.8(a)(xiv)(B) hereof and the principal amount of Indebtedness secured thereby does not exceed Pep Boys obligations in respect of the Master Lease (as such term is defined in the Synthetic Lease Agreements)."

                (r) Minimum EBITDA. Section 9.17 of the Loan Agreement entitled "Adjusted Tangible Net Worth" is hereby deleted and the following substituted therefor:

                "9.17 Minimum EBITDA. As of the end of the month after the occurrence of an Minimum EBITDA Maintenance Event, Pep Boys and its Subsidiarie (inclusive of Colchester), shall have consolidated EBITDA for the twelve (12) consecutive months then-ended of at least the amount set forth next to such month indicated on Schedule 9.17 annexed hereto."

                (s) Frequency of Field Exams. Section 9.21(f) of the Loan Agreement is hereby deleted and the following substituted therefor:

                "(f) all out-of-pocket expenses and costs heretofore and from time to time heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as of the date hereof is $850 per person per day); provided that, so long as (i) Excess Availability is greater than $50,000,000 at all times during the preceding 12 months, and no Event of Default has occurred, no more than two (2) periodic field exams shall be conducted in any consecutive twelve (12) month period, and (ii) if Excess Availability is less than $50,000,000 at any time during the preceding 12 months, but no Event of Default has occurred, no more than four
                (4) periodic field exams shall be conducted in any consecutive twelve (12) month period."

                (t) Agents. Section 12.14 of the Loan Agreement is hereby amended by adding the following sentence at the end of such Section:

                "As of the date of Amendment No. 3, Wachovia Capital Markets LLC, has been designated sole lead arranger and sole book runner and Wachovia Bank, National Association has been designated Co-Agent, such designations shall not create any rights in favor of such parties in such capacities nor subject such parties to any duties or obligations in such capacities. In furtherance of the foregoing designations the cover page of the Loan Agreement is hereby replaced with the cover page annexed to Amendment No. 3 as Exhibit 1."

                (u) Term. Section 14.1(a) is hereby deleted in its entirety and the following substituted therefor:

                "(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on December 2, 2009 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least sixty (60) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Administrative Borrower or any Borrower may terminate this Agreement and the other Financing Agreements, in each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, if such termination or non-renewal of this Agreement and all other Financing Agreements occurs prior to the Second Facility Reserve Reduction Date, the Synthetic Lease Facility Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable), provided, that, if such termination of the Financing Agreements occurs prior to the occurrence of the Second Facility Reserve Reduction Date, the Synthetic Lease Facility Agreements must be simultaneously terminated. Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations (and all amounts owing under the Synthetic Lease Facility Agreements shall be paid in accordance with the requirements of such documents) and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent in good faith, by an issuer reasonably acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations (in such amounts as set forth in the immediately succeeding sentence) and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final payment and any continuing obligations of Agent or any Lender pursuant to any

                Deposit Account Control Agreement, and for any of the Obligations arising under or in connection with any Hedge Agreement in such amounts as the other party to such Hedge Agreement may require (unless such Obligations arising under or in connection with any Hedge Agreement are paid in full in cash and terminated in a manner satisfactory to such other party). The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, New York City time, except, that, if Administrative Borrower notifies Agent that a payment shall be received after 12:00 noon and such payment is received by Lender prior to 2:00 p.m. of the same day, interest shall not accrue through the next Business Day."

                (v) Early Termination Fee. Section 14.1(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                "(c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent for itself and the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to:


                              Amount                                     Period
                     -----------------------------       ----------------------------------------

                      (i)  .50% of Maximum Credit          From the date of Amendment No. 3 to
                                                           and including December 2, 2006

                      (ii) .25% of Maximum Credit          From and after December 3, 2006 to and
                                                           including December 2, 2007


                Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 14.1 shall be deemed included in the Obligations."

          3. Schedules to Loan Agreement. The Loan Agreement is hereby amended by adding new Schedules 1.66(a), 1.66(b), Schedule 9.9(i) as annexed to Amendment No.3, and deleting Schedules 1 and 9.17 to the Loan Agreement and substituting Schedules 1 and 9.17 as annexed to this Amendment No. 3 in substitution therefor.

          4. Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by each Borrower and Guarantor to Agent and Lenders pursuant to the other Financing Agreements, each Borrower and Guarantor hereby jointly and severally represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing
   Agreements:

                (a) No Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment No. 3 (after giving effect to the amendments made and consents granted by Agent and Lenders pursuant to this Amendment No. 3). As of the date of any Borrower or Guarantor entering into this Amendment No. 3 and after giving effect to each such transaction hereunder, the aggregate amount of outstanding Exempted Debt represented by such transaction, when aggregated with all other outstanding Exempted Debt, shall not exceed the Exempted Debt Limit, and such transaction is and shall be in compliance with the terms and conditions set forth in the Pep Boys Indentures.

                (b) This Amendment No. 3 and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors hereunder has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower contained herein and therein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each Borrower and Guarantor in accordance with their terms.

                (c) Neither the execution and delivery of this Amendment No. 3, nor the consummation of the transactions contemplated by this Amendment No. 3, nor compliance with the provisions of this Amendment No. 3 or instruments thereunder shall result in (i) the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and Lenders or (ii) the incurrence, creation, assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 of the Loan Agreement (after giving effect to this Amendment No. 3) and by the other Financing Agreements.

                (d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions contemplated in respect of this Amendment No. 3, and no governmental or other action or proceeding has been threatened or commenced in the United States of America, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in this Amendment No. 3. Neither the execution and delivery of this Amendment No. 3, nor the consummation of the transactions contemplated by this Amendment No. 3, nor compliance with the provisions thereof, shall violate any Federal or state securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in respect or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, or other material mortgage, agreement, instrument or undertaking to which any Borrower or Guarantor is a party or may be bound, or violate any provision of the organizational documents of any Borrower or Guarantor.

                (e) Each Borrower and Guarantor shall take such steps and execute and deliver, and cause to be executed and delivered, to Agent, such additional UCC financing statements and termination statements, and other and further agreements, documents and instruments as Agent may require in order to more fully evidence, perfect and protect Agent and Lenders' security interest in Collateral.

          5. Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall pay to Agent for the ratable benefit of Lenders) or Agent, at its option, may charge the account of Borrower maintained by Agent, an amendment fee in the amount of $446,875.00, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

          6. Commitments. As of the date of Amendment. No. 3, each Lender, by its signature to Amendment No. 3, agrees that its Commitment is as is set forth on Schedule 1 to Amendment No. 3 and Schedule 1 to the Loan Agreement is hereby deleted and replaced by Schedule 1 to Amendment No. 3.

          7. Conditions to Effectiveness of Amendment No. 3. The effectiveness of the amendments in this Amendment No. 3 shall be subject to the satisfaction of each of the following conditions precedent:

                (a) Agent shall have received an executed original or executed original counterparts of this Amendment No. 3 (as the case may be), duly authorized, executed and delivered by the required parties hereto;

                (b) Agent shall have received an executed original or executed original counterparts of Amendment No. 1 to Fee Letter (as the case may be), duly authorized, executed and delivered by the parties thereto together with the fees referred in Section 5 above and the fees referred to in Amendment No.1 to Fee Letter;

                (c) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments, releases, terminations and such other documents and agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect Agent's and Lenders' security interests in and liens upon the Collateral;

                (d) Borrowers shall have Excess Availability greater than the amount equal to (i) $75,000,000, plus (ii) the amount of any reduction in the Facility Reserve occurring on the date of this Amendment No. 3 or resulting from any transactions related to the Synthetic Lease Facility Agreements and effected on the date of this Amendment No. 3;

                (e) Agent shall have received a fully executed original or executed original counterparts of the consent required under the Synthetic Lease Facility Agreements to the amendments set forth herein; and

                (f) no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which notice or passage of time or both would constitute an Event of Default (after giving effect to the amendments made and consents granted by Agent and Lenders pursuant to this Amendment No. 3).

          8. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Borrower or Guarantor to comply with the covenants and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement).

          9. Effect of this Amendment No. 3. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 3 and the other Financing Agreements, the terms of this Amendment No. 3 shall control.

          10. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment No. 3.

          11. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

          12. Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by any Borrower or Guarantor or to entitle any Borrower or Guarantor to any other consent. The Loan Agreement and this Amendment No. 3 shall be read and construed as one agreement.

          13. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

                 [Remainder of page left  intentionally blank]

AGENT                                       BORROWERS
--------                                    -------------

/s/CONGRESS FINANCIAL                       /s/THE PEP BOYS - MANNY, MOE & JACK
CORPORATION, as Agent
                                            /s/THE PEP BOYS MANNY MOE & JACK
                                               OF CALIFORNIA

                                            /s/PEP BOYS - MANNY, MOE & JACK
                                               OF DELAWARE, INC.


                                            GUARANTORS
                                            ------------

                                            /s/PBY CORPORATION

                                            /s/CARRUS SUPPLY CORPORATION


LENDERS
---------------

/s/CONGRESS FINANCIAL CORPORATION

/s/WELLS FARGO FOOTHILL, LLC

/s/WHITEHALL BUSINESS CREDIT CORP.

/s/THE CIT GROUP/BUSINESS CREDIT, INC.

/s/GENERAL ELECTRIC CAPITAL CORPORATION

/s/RZB FINANCE, LLC

/s/ SIEMENS FINANCIAL SERVICES, INC.

/s/LASALLE BUSINESS CREDIT LLC

/s/PNCBANK, NATIONAL ASSOCIATION

/s/UPS CAPITAL CORPORATION

                                  SCHEDULE 1.66(a)
                                        TO
                            LOAN AND SECURITY AGREEMENT


              Conditions Precedent to First Facility Reserve Reduction Date
             ---------------------------------------------------------------

The First Facility Reserve Reduction Date shall be the date upon which all of the following conditions shall be satisfied as determined by Agent in good faith:

             (a) Agent shall have received not less than seven (7) Business Days' prior written notice of any proposed permanent repayment of the outstanding principal amount of Tranche A Loans under the Synthetic Lease Facility Agreements (the "Synthetic Lease Reduction"),

             (b) as of the date of any such Synthetic Lease Reduction, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

             (c) pursuant to such Synthetic Lease Reduction, Borrowers and Guarantors shall not become obligated with respect to any Indebtedness, nor any of their property become subject to any security interest, mortgage, pledge, lien, charge, or other encumbrance, other than the liens permitted under Section 9.8 (a)(xiv) hereof, and

             (d) Agent shall have received, in form and substance satisfactory to Agent, a duly executed certificate of the Synthetic Lease Facility Agent, pursuant to which Synthetic Lease Facility Agent, certifies to Agent and Lenders that (i) the Tranche A Lenders have received a permanent payment of outstanding principal amount of the Tranche A Loans, (ii) the amount of such permanent payment, (iii) the remaining aggregate outstanding principal amount of the Tranche A Loans after giving effect to such payment and (iv) no Default or Event of Default exists or has occurred and is continuing under the Synthetic Lease Facility Agreements.

..
                                  SCHEDULE 1.66(b)
                                         TO
                            LOAN AND SECURITY AGREEMENT

            Conditions Precedent to Second Facility Reserve Reduction Date
           ----------------------------------------------------------------

The Second Facility Reserve Reduction Date shall be the date upon which all of the following conditions shall be satisfied as determined by Agent in good faith:

             (a) Agent shall have received not less than seven (7) Business Days' prior written notice of either (i) any proposed permanent repayment of the then entire outstanding principal amount of Tranche A Loans under the Synthetic Lease Facility Agreements or (ii) the replacement
(and repayment in full) of all Tranche A Lenders which are, immediately prior to the Second Facility Reserve Reduction Date, also Lenders under this Agreement (the "Synthetic Lease Tranche A Termination"),

             (b) as of the date of any such Synthetic Lease Tranche A Termination, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

             (c) Simultaneously upon the receipt by the Owner Trustee and the Synthetic Lease Facility Agent of a security interest in assets and properties of Borrower and Guarantors (other than Collateral) appraised at an aggregate value sufficient to support the Synthetic Lease Tranche A Termination, Agent shall have received, in form and substance satisfactory to Agent, (i) all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Owner Trustee
(as such term is defined in the Synthetic Lease Facility Agreements) and the Synthetic Lease Facility Agent on behalf of the Tranche A Lenders and Tranche B Lenders the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and Guarantor constituting Collateral, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Guarantor, as debtor , and
(ii) a duly executed certificate of the Synthetic Lease Facility Agent, pursuant to which Synthetic Lease Facility Agent, certifies to Agent and Lenders that (i) either (A) the Tranche A Loans have been indefeasibly paid in full or (B) all of the Tranche A Lenders which are, immediately prior to the Second Facility Reserve Reduction Date, also Lenders under this Agreement, have to the extent required by such Lenders have been replaced and repaid
(to the extent such lenders have required replacement and repayment),

             (d) Agent shall have received, in form and substance satisfactory to Agent, a duly executed certificate of the Synthetic Lease Facility Agent, pursuant to which Synthetic Lease Facility Agent, certifies to Agent and Lenders that no Default or Event of Default exists or has occurred and is continuing under the Synthetic Lease Facility Agreements,

             (e) Agent shall have received opinion letters of counsel to Borrowers and Guarantors, addressed to Agent and Lenders that any liens and security interest on assets of Borrowers and Guarantors granted in connection with the Synthetic Lease Facility Agreements do not violate any of the terms of the existing agreements of Borrowers and Guarantors (including without limitation, the Senior Note Indentures), each in form and substance satisfactory to Agent and its counsel,

             (f) Agent shall have received, in form and substance satisfactory to Agent, a Collateral Access Agreement, by and among the Owner Trustee and the Synthetic Facility Lease Agent and the Agent, duly executed and delivered by the parties thereto, and

             (g) promptly upon Agent's request, Borrowers shall deliver, or cause to be delivered, to Agent true, correct and complete copies of all agreements, documents and instruments relating to such amendment of the Synthetic Lease Facility Agreements.

                                  SCHEDULE 9.9(i)
                                       TO
                           LOAN AND SECURITY AGREEMENT


        The Indebtedness evidenced by the 2004 Senior Subordinated Note Indenture shall be deemed consented to by Agent and all Lenders (without any additional action on the part of Agent and Lenders) and the 2004 Senior Subordinated Note Issuance Date shall be deemed to have occurred on the date upon which all of the following conditions shall be satisfied as determined by Agent in good faith:

             (a) Agent shall have received a copy of the Preliminary Prospectus relating to the Offering and Sale of the 2004 Senior Subordinated Notes
(the "Preliminary Prospectus") immediately prior to its public distribution but in any event not later than the date of Amendment No. 3 and such other information with respect thereto as Agent may request,

             (b) as of the date of any such issuance of Borrowers of the 2004 Senior Subordinated Notes pursuant to the terms of the 2004 Senior Subordinated Note Indenture, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

             (c) Agent shall have received, a true and complete copy of the 2004 Senior Subordinated Note Indenture and all related agreements, duly authorized, duly executed and delivered by and to the appropriate parties thereto and all notices, instruments, documents and agreements relating thereto, including all exhibits and schedules thereto, together with evidence that the transactions contemplated under the terms and conditions of the 2004 Senior Subordinated Note Indenture have been consummated on terms substantially similar to those set forth in the Preliminary Prospectus,

             (d)  the Indebtedness evidenced by the 2004 Senior Subordinated
Note Indenture shall satisfy all of the criteria set forth in Section 9.9(i) of the Agreement,

             (e) the aggregate principal amount of Indebtedness issued pursuant to the 2004 Senior Subordinated Note Indenture shall not exceed $200,000,000,

             (f) such Indebtedness incurred by any Borrower or Guarantor shall be at rates and with fees or other charges no higher or greater than the prevailing market rates of interest, charges and fees at the time of incurrence of such Indebtedness but in any event the interest rate with respect to such Indebtedness shall not exceed ten (10%) percent per annum,

             (g) Agent shall have received an opinion of counsel to the Borrowers and Guarantors, in form and substance satisfactory to Agent, addressed to Agent and Lenders stating, among other things and without limitation, that the execution and delivery of the 2004 Senior Subordinated
Note Indenture and the consummation of the transactions contemplated therein shall not violate any term or condition set forth in any of the Pep Boys Indentures.

             (h) Agent shall have received a certificate of Borrowers and Guarantors on the 2004 Senior Subordinated Note Issuance Date certifying to the Agent and Lenders as follows: (i) No Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the 2004 Senior Subordinated Note Indenture, (ii) the aggregate amount of outstanding Exempted Debt represented by such transaction, when aggregated with all other outstanding Exempted Debt, shall not exceed the Exempted Debt Limit, and such transaction is and shall be in compliance with the terms and conditions set forth in the Pep Boys Indentures, (iii) neither the execution and delivery of the 2004 Senior Subordinated Note Indenture, nor the consummation of the transactions contemplated by the 2004 Senior Subordinated Note Indenture, nor compliance with the provisions of the 2004 Senior Subordinated Note Indenture or instruments thereunder shall result in (A) the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent for the benefit of Agent and Lenders or as expressly permitted by
Section 9.8 of the Loan Agreement and by the other Financing Agreements or (B) the incurrence, creation, assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 and 9.10 of the Loan Agreement and by the other Financing Agreements, (iv) no court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions contemplated in respect of the 2004 Senior Subordinated Note Indenture, and no governmental or other action or proceeding has been threatened or commenced in the United States of America, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the 2004 Senior Subordinated Note Indenture, and (v) neither the execution and delivery of the 2004 Senior Subordinated Note Indenture, nor the consummation of the transactions contemplated by the 2004 Senior Subordinated Note Indenture, nor compliance with the provisions thereof, shall violate any Federal or state securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in respect or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, or other material mortgage, agreement, instrument or undertaking to which any Borrower or Guarantor is a party or may be bound, or violate any provision of the organizational documents of any Borrower or Guarantor, and

             (j) any issuance of a 2004 Senior Subordinated Note Indenture and the 2004 Senior Subordinated Notes shall have occurred no later than May 31, 2005.

                                  SCHEDULE 9.17
                                       TO
                           LOAN AND SECURITY AGREEMENT



                           Minimum Consolidated EBITDA
                          -----------------------------


                              Period                                   Minimum EBITDA
                  -----------------------------------------      -----------------------
                   (measured for the twelve (12) consecutive
                    months then-ended)

                    For the month ending January 31, 2005
                    through and including the month ending
                    December 2005                                     $145,000,000

                    For the month ending January 31, 2006,
                    and at the end of each month thereafter           $170,000,000
